                                 SCHEDULE 14C/A
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)

                      [ ] Preliminary Information Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
                      [x] Definitive Information Statement

                                EXPLANATORY NOTE

         On December 18, 2001, American Oriental Bioengineering, Inc., formerly, Internet Golf Association, Inc. (the "Company"), a corporation organized under the laws of the state of Nevada, filed an Information Statement on Form 14C informing its shareholders of the decision on the acquisition (the "Acquisition") by the Company of all of the equity interest of Harbin Three Happiness Bioengineering Co., Ltd., a People's Republic of China company.
This Amendment No. 1 to the Company's Information Statement on Form 14C is filed in order to clarify certain disclosures contained in the prior filing.

                     AMERICAN ORIENTAL BIOENGINEERING, INC.

        -----------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:
Common Stock

         (2) Aggregate number of securities to which transaction applies:
8,538,943 shares

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         $1.00 (average of bid and asked)

         (4)  Proposed maximum aggregate value of transaction:  $8,538,943.00

         (5)  Total fee paid: $1707.79

[x] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

ITEM 1.  INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A.

14A  Item 1.  Date, time and place information.

         (a) The date of the consent to action reported in this Information Statement was December 1, 2001. The mailing address for purposes of communicating with the Company is 12835 East Arapahoe Road #600, Greenwood Village, Colorado 80111.

         (b) This Information Statement will be mailed to security holders on or after April 12, 2002.

         (c) Inapplicable to Information Statement.

14A  Item 2.  Revocability of Proxy

         Inapplicable to Information Statement.

14A Item 3.  Dissenters' Right of Appraisal

         The Acquisition does not trigger dissenter's rights under Nevada Revised Statutes.

14A  Item 4.  Persons Making the Solicitation

         Inapplicable to Information Statement

14A  Item 5.  Interest of Certain Persons in Matters to Be
Acted Upon

         Inapplicable to Information Statement

14A Item 6.  Voting Securities and Principal Holders Thereof

         (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 751,074 as of December 1, 2002, of which 409,036 voted in favor of the proposal

         (b) The record date for security holders voting on this proposal was December 1, 2001.

         (c)-(e) Inapplicable

14A Items 7 through 10.

Inapplicable to this Information Statement

14A Item 11. Authorization or Issuance of Securities Otherwise Than For
Exchange.

         (a) A total of 8,538,943 shares of restricted common stock will be issued to acquire all of the ownership interest in Bestkey International Ltd., a British Virgin Islands corporation which will own 100% of the company known as Harbin Three Happiness Bioengineering Co., Ltd. ("HTHB"), which, after the effectiveness of the Acquisition, will become a wholly-owned subsidiary of our Company.

         (b) The shares to be issued will be identical in rights, privilege and preferences to those shares of the Company's common stock already issued and outstanding.

         (c) HTHB is in the business of bioengineering and natural pharmaceuticals. Founded in 1994 by Mr. Tony Liu, the Chairman and President of HTHB, HTHB is a privately held entity. HTHB is engaged in the development and production of bioengineered products and traditional Chinese medicinal products. Due to its technology and market competitiveness and its inter-company synergies, HTHB is well-positioned to take advantage of the increasing demand for traditional Chinese medicinal products as well as the significant opportunities for its newly developed and bioengineered products. HTHB has become a leading developer and producer of bioengineered products as well as traditional Chinese medicinal products in China.

         Since 1998, HTHB has focused on new product research which combines modern biotechnology and traditional Chinese medical technology and has developed 12 biotech products such as: Wen-Guan Fruit Kern Cream, Cease-Enuresis Capsule, 10-HAD and edible purple colorings. HTHB's revenue increased 81% from US $3.3 million in 1999 to US $6 million in 2000. In 2000, HTHB's net profit was US $1,000,000.

         Headquartered in the city of Harbin, in the Northeastern part of China, HTHB owns land with an area of 20,000 square meters. It has 12 sales and marketing branches and works with over 1000 retail distributors around China. HTHB has a total of 150 employees, over one-third of whom have advanced expertise in biotechnology. To support sustained growth in the development of high-tech products, HTHB also cooperates with Medical Plants Research Institute under the Chinese Academy of Medical Sciences, Heilongjiang Chinese Medical University, Harbin University of Medical Sciences, Ocean Research Institute of the Chinese Academy of Sciences and Ecological Research Institute of the Chinese Academy of Sciences. There are over 60 outside professors or experts in the fields of traditional Chinese medicine, marine bioengineering, food engineering, and chemistry associated with HTHB in its research and development in food engineering, clinics and chemistry, which supports HTHB's position in China's biotech industry and also establishes a solid base for HTHB's further growth.

         HTHB owns a bio-pharmaceuticals manufacturing facility, a bio food processing factory, and a biotech research institute. Each year, 6% of its total revenue is allocated to research and development. To commercialize its research results HTHB integrates its research and production efforts in strategic and operational planning.

         (d) The impact of the issuance of these shares, and those incident to the Acquisition that are cancelling external debts, will be to increase the issued and outstanding number of shares of the Company to 10,141,017, however the Company will be acquiring an asset pool that has an equity value of approximately US $5,500,000 and an audited net income of approximately US$1,100,000 for the preceding annual period.

14A Item 13.  Financial and Other Information.

         (a) Financial statements are incorporated by reference to the Company's most recent 10-KSB, for the period ended December 31, 2001, filed as of April 12, 2002; the management's discussion and analysis of financial condition and results of operations of the Company for the period ended December 31, 2001 are incorporated by reference to Item 6 of the Company's most recent 10-KSB for the period ended December 31, 2001 filed as of April 12, 2002.

         (b) See (a) above.

         (c) The list of filings incorporated by reference appears on the last page of this document.

14A Item 14.  Mergers, Consolidations, Acquisitions and Similar Matters.

         (a) Applicability: This activity is the acquisition of securities held by existing owners of HTHB.

         (b) Transaction Information:

         (1) Summary Term Sheet:

Acquisition                Price: The Company is acquiring all of the equity
                           interest in Bestkey International, Inc., a British
                           Virgin Islands corporation, which in turn owns 100% of HTHB in exchange for 8,538,943 shares of newly issued restricted common stock (see Item 11 above).

Debt Cancellation:         The Company is also, as a condition of the
                           Acquisition, converting existing outstanding debt held by Zenith Petroleum Corporation into 439,000 shares of common stock. Further, the company is converting all existing debt held by Triton Equities
                           Fund into 100,000 shares of common stock.

Commissions:               The Company is paying 160,000 shares of restricted
                           common stock to Mid-Continental Securities Corp. for its services in arranging the acquisition transaction.

Additional                 Fees: The Company has agreed to pay the legal fees
                           for all documentation through the close of the acquisition and has issued 39,000 shares in satisfaction of these fees, and has agreed to engage the services, under a 3-year contract, of the current resident of the company, Patricia Johnston, to facilitate the operations of the company after the acquisition. Mrs. Johnston has received 100,000 shares of stock for the entire 3-year consultancy term.

         (2) Contact Information. The Company is currently conducting business at 5766 South Ivy Street, Greenwood Village, Colorado 80111, and may be reached at (303) 779-1900.

         (3) Business Conducted: HTHB is in the business of developing, formulating and producing naturally occurring and bio-engineered medicinal applications, and has 12 currently distributable products that allowed it to gross over $5,000,000 US in 2000 and sustain a profit in excess of US $1,000,000.

         (4) Terms of the Transaction . A total of 8,538,943 shares of newly issued restricted common stock will be exchanged with current shareholders of Bestkey International Ltd. to acquire total control and ownership of HTHB. An additional 699,000 shares will be issued to compromise existing debt and pay commissions for the acquisition. The Company's officers and directors believe that the acquisition of a subsidiary earning over $1,000,000 per year is in the best interests of the Company. This acquisition was approved by 409,036 shares of the 751,074 eligible to vote as of December 1, 2001. There are no changes in the rights of any existing shareholders as a result of this transaction. The acquisition will be treated as a purchase for accounting purposes.

         (5) Regulatory Approvals: None required.

         (6) Reports, Opinions, Appraisals: None utilized or obtained: None obtained, other than financials

         (7) Past Contacts, Transactions or Negotiations. There were no contacts between the registrant and the company being acquired until such time as the prospect was presented to the registrant's management in late November, 2001. No prior course of business existed between the two companies. The registrant, as a condition of entry into the acquisition, has agreed to pay to the registrant's current President 100,000 shares of common stock to obtain her services as a consultant for the ensuing three-year period.

         (8) Selected Financial Data: The audited financial statements for the company being acquired for the years ended December 31, 2001 and 2000, and the pro forma balance sheet as of December 31, 2001, and the combined statement of operation of HTHB and the Company for the year ended December 31, 2001, are incorporated by reference to the financial statements contained in the Company's most recent 10-KSB for the period ended December 31, 2001 filed with the Commission as of April 12, 2002.

14A Items 15, 16, 17 and 18 are inapplicable to this information statement.

14A Item 19.  Amendment of Charter, By-Laws or Other Documents.

The Articles of Incorporation are being amended to reduce the authorized number of common shares from 100,000,000 to 20,000,000, with no alteration of the issued and outstanding shares, and the name of the Company is being changed to "American Oriental Bioengineering, Inc." No other amendments are being effected at this time.

14A Item 20.  Other Proposed Action.
Inapplicable to this information statement.

14A Item 21.  Voting Procedures.
Inapplicable to this information statement.

14A Item 22. Information Required in Investment Company Proxy Statement. Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2.  Statement That Proxies Are Not Solicited
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3.  Interest of Certain Persons in or Opposition to Matters to be Acted
Upon.

Patricia Johnston, a director of the registrant during the preceding 12 months, owns 100,000 shares of the registrant's common stock, which shares are being held by the Company to assure the remaining shareholders that there are no significant claims outstanding against the company as of the date of the Acquisition. She is also the sole owner of shares of Zenith Petroleum Corporation, which owns 309,036 shares of the common stock of the Company.

Tony Liu, Chairman of the Board of Directors and President of the Company, owns a percentage of Harbin Three Happiness that will allow him to obtain
4,900,319 shares of the Company's common stock, or approximately 49% of the then-issued and outstanding shares, upon completion of the Acquisition. No director has indicated any intention to oppose the Acquisition.

ITEM 4.  Proposals by Security Holders
No proposals in opposition to this proposal have been received by the Company.

ITEM 5.  Delivery of Documents to Security Holders Sharing an Address.

Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this information statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.

By: /s/ Tony Liu  President
-------------------------------------------
Dated: April 12, 2002

MATERIAL INCORPORATED BY REFERENCE:

Annual Report on Form 10KSB, filed April 12, 2002 for the period ending December 31, 2001.

--------------------------------------------------------------------------------

Dates Referenced Herein and Documents Incorporated By Reference
Referenced-On Page

  12/31/98        5
  12/31/99        1  6
  12/31/0         1  7 10KSB, 10KSB/A, NT 10-K
  3/31/1          1  8 10QSB
  4/17/1          1  8 10KSB
  6/30/1          1  8 10QSB
  9/30/1          1  8 10QSB
  10/1/1          4
  11/7/1          1  8 10QSB
  12/1/1          1
  12/17/1         7
  12/20/1         1  7

Filed On / Filed As Of  12/21/1